UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report( Date of earliest event reported): April 1, 2002

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	93-1051328
(State or other jursidiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:

000-29357

20400 Stevens Creek Boulevard, Suite 400
Cupertino, CA    95014
 (Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 517-6100

Item 2. Acquisition or Disposition of Assets

On March 28, 2002, we signed an Agreement and Plan of Merger with Chordiant Acquisition Corp., a Delaware corporation and wholly owned subsidiary of ours, and OnDemand, Inc., a Delaware corporation. Upon the closing on April 1, 2002, pursuant to the merger agreement Chordiant Acquisition Corp. merged with and into OnDemand, thereby making OnDemand a wholly owned subsidiary of ours. In connection with the merger, the stockholders of OnDemand received approximately $12,000,000 in cash, in the aggregate, in exchange for their shares of OnDemand, subject to certain indemnities and escrow provisions. The merger consideration was paid out of our working capital. OnDemand provides relationship management software and services that enable businesses increase sales and reduce costs by maximizing relationships.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Acquired.

As of the date of filing of this initial report, there are no audited financial statements available relating to OnDemand, Inc. that would meet the rules required by this form. These audited financial statements will be filed as an amendment to this initial report as soon as practicable.

(b) Pro Forma Financial Information.

Pro forma financial information is currently being prepared and will be filed as an amendment to this initial report as soon as practicable.

(c) Exhibits

Exhibit

Number Description

2.1          Agreement and Plan of Merger, dated March 28, 2002.

99.1        Press Release of Chordiant Software, Inc. dated April 1, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature	Title	Date
/s/ Stephen Kelly Stephen Kelly	Chief Executive Officer and President (Principal Executive Officer)	April 12, 2002

EXHIBIT INDEX
Exhibit Number
2.1	Agreement and Plan of Merger, dated March 28, 2002.
99.1	Press Release of Chordiant Software, Inc., dated April 1, 2002.